Exhibit 99.1

Intel Fourth-Quarter Net Income $2.3 Billion, Up 875%

Fourth-Quarter Results

  Revenue $10.6 Billion, up $2.3 Billion and 28% Year-over-Year
  Record Gross Margin of 65%, up 12 Points Year-over-Year
  Operating Income $2.5 Billion, up $958 Million and 62% Year-over-Year
  Net Income $2.3 Billion, up $2.0 Billion and 875% Year-over-Year
  EPS 40 Cents, up 36 Cents Year-over-Year

Fourth-Quarter Results, Excluding the Settlement Agreement with AMD

  Non-GAAP Operating Income $3.7 Billion, up $2.2 Billion and 143% Year-over-Year
  Non-GAAP Net Income $3.1 Billion, up $2.3 Billion and 267% Year-over-Year
  Non-GAAP EPS 55 Cents, up 40 Cents Year-over-Year

SANTA CLARA, Calif.--(BUSINESS WIRE)--January 14, 2010--Intel Corporation today reported fourth-quarter revenue of $10.6 billion. The company reported operating income of $2.5 billion, net income of $2.3 billion and EPS of 40 cents.

For 2009 Intel posted revenue of $35.1 billion. The company reported full-year operating income of $5.7 billion, net income of $4.4 billion and EPS of 77 cents. The company generated more than $11 billion in cash from operations and paid cash dividends of $3.1 billion.

“Intel's strong 2009 results reflect our investment in industry-leading manufacturing and product innovation,” said Paul Otellini, Intel president and CEO. “This strategy has enabled us to generate unprecedented operating efficiencies while growing our traditional businesses and creating exciting new market opportunities, even in difficult economic times. Our ability to weather this business cycle demonstrates that microprocessors are indispensable in our modern world. Looking forward, we plan to deliver the benefits of computing to an expanding set of products, markets and customers.”

GAAP Financial Comparison

Quarterly Results
	Q4 2009	vs. Q3 2009	vs. Q4 2008
Revenue	$10.6 billion	up 13%	up 28%
Operating Income	$2.5 billion	down 3%	up 62%
Net Income	$2.3 billion	up 23%	up 875%
Earnings Per Share	40 cents	up 7 cents	up 36 cents

Annual Results
	2009	vs. 2008
Revenue	$35.1 billion	down 7%
Operating Income	$5.7 billion	down 36%
Net Income	$4.4 billion	down 17%
Earnings Per Share	77 cents	down 15 cents

Non-GAAP Financial Comparison

Quarterly Results
	Q4 2009	vs. Q3 2009	vs. Q4 2008
Revenue	$10.6 billion	up 13%	up 28%
Operating Income	$3.7 billion	up 45%	up 143%
Net Income	$3.1 billion	up 67%	up 267%
Earnings Per Share	55 cents	up 22 cents	up 40 cents

Q4 2009 Non-GAAP results exclude the settlement agreement with AMD of $1.25 billion and the related tax impacts of this charge. Q4 2008 Non-GAAP results exclude a $938 million impairment of our investments in Clearwire Corp. and the related tax impacts of this charge.

Annual Results
	2009	vs. 2008
Revenue	$35.1 billion	down 7%
Operating Income	$8.4 billion	down 6%
Net Income	$6.6 billion	up 12%
Earnings Per Share	$1.17	up 14 cents

2009 Non-GAAP results exclude the European Commission fine of $1.45 billion and the settlement agreement with AMD of $1.25 billion, and the related tax impacts of this charge. Results for 2008 exclude a $938 million impairment of our investments in Clearwire Corp. and the related tax impacts of this charge.

Q4 2009 Key Financial Information

  PC Client Group revenue up 10 percent, Data Center Group revenue up 21 percent, and Other Intel Architecture group revenue up 22 percent, Intel ® Atom™ microprocessor and chipset revenue up 6 percent, all sequentially.
  The average selling price (ASP) for microprocessors was up sequentially.
  R&D plus MG&A spending of $3.1 billion (excluding the $1.25 billion settlement agreement with AMD) was higher than the company’s expectation.
  The net gain of $96 million from equity investments and interest and other was better than the company’s expectation.
  The effective tax rate was 12 percent, versus the company’s revised expectation of 20 percent.

Full-Year 2009 Key Financial Information

  PC Client Group revenue down 6 percent, Data Center Group revenue down 2 percent, and Other Intel Architecture group revenue down 21 percent, Intel Atom microprocessor and chipset revenue up 167 percent.
  Gross margin of 55.7 percent, flat to 2008.
  EC fine of $1.45 billion and AMD settlement agreement of $1.25 billion.
  Full-year capital spending $4.5 billion, consistent with the company’s expectation.

Business Outlook

Intel’s Business Outlook does not include the potential impact of any mergers, acquisitions, divestitures or other business combinations that may be completed after Jan. 13.

Q1 2010

  Revenue: $9.7 billion, plus or minus $400 million.
  Gross margin percentage: 61 percent, plus or minus 2 percentage points.
  R&D plus MG&A spending: Approximately $3 billion.
  Amortization of acquisition-related intangibles and costs associated with the Wind River acquisition: Approximately $20 million.
  Impact of equity investments and interest and other: Gain of approximately $20 million.
  Depreciation: Approximately $1.1 billion.

Full-Year 2010

  Gross margin percentage: 61 percent, plus or minus 3 percentage points.
  Spending (R&D plus MG&A): $11.8 billion, plus or minus $100 million.
  R&D spending: Approximately $6.2 billion.
  Tax rate: Approximately 30 percent.
  Depreciation: Approximately $4.4 billion, plus or minus $100 million.
  Capital spending: Expected to be $4.8 billion, plus or minus $100 million.

Status of Business Outlook

During the quarter, Intel’s corporate representatives may reiterate the Business Outlook during private meetings with investors, investment analysts, the media and others. From the close of business on Feb. 26 until publication of the company’s first-quarter earnings release, Intel will observe a “Quiet Period” during which the Business Outlook disclosed in the company’s news releases and filings with the SEC should be considered as historical, speaking as of prior to the Quiet Period only and not subject to an update by the company.

Risk Factors

The above statements and any others in this document that refer to plans and expectations for the first quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties. Many factors could affect Intel’s actual results, and variances from Intel’s current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be the important factors that could cause actual results to differ materially from the corporation’s expectations.

  Demand could be different from Intel's expectations due to factors including changes in business and economic conditions; customer acceptance of Intel’s and competitors’ products; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.
  Intel operates in intensely competitive industries that are characterized by a high percentage of costs that are fixed or difficult to reduce in the short term and product demand that is highly variable and difficult to forecast. Additionally, Intel is in the process of transitioning to its next generation of products on 32nm process technology, and there could be execution issues associated with these changes, including product defects and errata along with lower than anticipated manufacturing yields. Revenue and the gross margin percentage are affected by the timing of new Intel product introductions and the demand for and market acceptance of Intel's products; actions taken by Intel's competitors, including product offerings and introductions, marketing programs and pricing pressures and Intel’s response to such actions; defects or disruptions in the supply of materials or resources; and Intel’s ability to respond quickly to technological developments and to incorporate new features into its products.
  The gross margin percentage could vary significantly from expectations based on changes in revenue levels; product mix and pricing; start-up costs, including costs associated with the new 32nm process technology; variations in inventory valuation, including variations related to the timing of qualifying products for sale; excess or obsolete inventory; manufacturing yields; changes in unit costs; impairments of long-lived assets, including manufacturing, assembly/test and intangible assets; the timing and execution of the manufacturing ramp and associated costs; and capacity utilization.

  Expenses, particularly certain marketing and compensation expenses, as well as restructuring and asset impairment charges, vary depending on the level of demand for Intel's products and the level of revenue and profits.
  The tax rate expectation is based on current tax law and current expected income. The tax rate may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.
  Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses realized on the sale or exchange of securities; gains or losses from equity method investments; impairment charges related to debt securities as well as equity and other investments; interest rates; cash balances; and changes in fair value of derivative instruments.
  The majority of our non-marketable equity investment portfolio balance is concentrated in companies in the flash memory market segment, and declines in this market segment or changes in management’s plans with respect to our investments in this market segment could result in significant impairment charges, impacting restructuring charges as well as gains/losses on equity investments and interest and other.
  Intel's results could be impacted by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates.
  Intel’s results could be affected by the timing of closing of acquisitions and divestitures.
  Intel's results could be affected by adverse effects associated with product defects and errata (deviations from published specifications), and by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust and other issues, such as the litigation and regulatory matters described in Intel's SEC reports. An unfavorable ruling could include monetary damages or an injunction prohibiting us from manufacturing or selling one or more products, precluding particular business practices, impacting our ability to design our products, or requiring other remedies such as compulsory licensing of intellectual property.

A detailed discussion of these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the report on Form 10-Q for the fiscal quarter ended Sept. 26, 2009.

Earnings Webcast

Intel will hold a public webcast at 2:30 p.m. PST today on its Investor Relations Web site at www.intc.com. A webcast replay and MP3 download will also be made available on the site.

Intel plans to report its earnings for the first quarter of 2010 on Tuesday, April 13, 2010. Following the earnings report, the company plans to publish a commentary by Stacy J. Smith, vice president and chief financial officer, at approximately 1:30 p.m. PST at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2:30 p.m. PST at www.intc.com.

Intel [NASDAQ: INTC], the world leader in silicon innovation, develops technologies, products and initiatives to continually advance how people work and live. Additional information about Intel is available at www.intel.com/pressroom and blogs.intel.com

Intel, the Intel logo, Intel Xeon, Intel Core, and Intel Atom are trademarks of Intel Corporation in the United States and other countries.

* Other names and brands may be claimed as the property of others.

INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF OPERATIONS DATA
(In millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Dec. 26,	Dec. 27,	Dec. 26,	Dec. 27,
	2009	2008	2009	2008
NET REVENUE	$10,569	$8,226	$35,127	$37,586
Cost of sales	3,729	3,857	15,566	16,742
GROSS MARGIN	6,840	4,369	19,561	20,844

Research and development	1,603	1,316	5,653	5,722
Marketing, general and administrative	1,468	1,261	5,234	5,452
R&D AND MG&A	3,071	2,577	10,887	11,174
AMD settlement	1,250	-	1,250	-
European Commission fine	-	-	1,447	-
Restructuring and asset impairment charges	3	251	231	710
Amortization of acquisition-related intangibles and costs	19	2	35	6
OPERATING EXPENSES	4,343	2,830	13,850	11,890
OPERATING INCOME	2,497	1,539	5,711	8,954
Gains (losses) on equity investments, net	91	(1,192)	(170)	(1,756)
Interest and other, net	5	22	163	488
INCOME BEFORE TAXES	2,593	369	5,704	7,686
Provision for taxes	311	135	1,335	2,394
NET INCOME	$2,282	$234	$4,369	$5,292

BASIC EARNINGS PER COMMON SHARE	$0.41	$0.04	$0.79	$0.93
DILUTED EARNINGS PER COMMON SHARE	$0.40	$0.04	$0.77	$0.92

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	5,522	5,562	5,557	5,663
DILUTED	5,650	5,623	5,645	5,748

INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA
(In millions)

	Dec. 26,	Sep. 26,	Dec. 27,
	2009	2009	2008[1]
CURRENT ASSETS
Cash and cash equivalents	$3,987	$4,109	$3,350
Short-term investments	5,285	5,150	5,331
Trading assets	4,648	3,671	3,162
Accounts receivable, net	2,273	2,025	1,712
Inventories:
Raw materials	437	398	608
Work in process	1,469	1,072	1,577
Finished goods	1,029	1,020	1,559
	2,935	2,490	3,744
Deferred tax assets	1,216	1,260	1,390
Other current assets	813	542	1,182
TOTAL CURRENT ASSETS	21,157	19,247	19,871

Property, plant and equipment, net	17,225	17,354	17,574
Marketable equity securities	773	766	352
Other long-term investments	4,179	3,611	2,924
Goodwill	4,421	4,421	3,932
Other long-term assets	5,340	5,597	5,819
TOTAL ASSETS	$53,095	$50,996	$50,472

CURRENT LIABILITIES
Short-term debt	$172	$23	$102
Accounts payable	1,883	1,907	2,390
Accrued compensation and benefits	2,448	1,758	2,015
Accrued advertising	773	763	807
Deferred income on shipments to distributors	593	602	463
Other accrued liabilities	1,636	2,225	1,901
Income taxes payable	86	471	140
TOTAL CURRENT LIABILITIES	7,591	7,749	7,818

Long-term income taxes payable	193	386	736
Long-term debt	2,049	2,201	1,185
Other long-term liabilities	1,558	1,627	1,187
Stockholders' equity:
Preferred stock	-	-	-
Common stock and capital in excess of par value	14,993	14,763	13,402
Accumulated other comprehensive income (loss)	393	233	(393)
Retained earnings	26,318	24,037	26,537
TOTAL STOCKHOLDERS' EQUITY	41,704	39,033	39,546
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$53,095	$50,996	$50,472

[1]	As adjusted due to changes to the accounting for convertible debt instruments in the first quarter of 2009.

INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
(In millions)

	Q4 2009	Q3 2009	Q4 2008
GEOGRAPHIC REVENUE:
Asia-Pacific	$5,964	$5,322	$4,062
	57%	57%	49%
Americas	$2,088	$1,822	$1,555
	20%	19%	19%
Europe	$1,524	$1,328	$1,629
	14%	14%	20%
Japan	$993	$917	$980
	9%	10%	12%

CASH INVESTMENTS:
Cash and short-term investments	$9,272	$9,259	$8,681
Trading assets - marketable debt securities (1)	4,648	3,671	2,863
Total cash investments	$13,920	$12,930	$11,544

TRADING ASSETS:
Trading assets - equity securities
offsetting deferred compensation (2)	-	-	$299
Total trading assets - sum of 1+2	$4,648	$3,671	$3,162

SELECTED CASH FLOW INFORMATION:
Depreciation	$1,172	$1,153	$1,157
Share-based compensation	$200	$218	$192
Amortization of intangibles	$89	$82	$62
Capital spending	($1,081)	($944)	($1,765)
Investments in non-marketable equity instruments	($85)	($41)	($1,127)
Stock repurchase program	-	($1,671)	-
Proceeds from sales of shares to employees, tax benefit & other	$36	$125	$2
Dividends paid	($774)	($771)	($778)
Net cash received/(used) for divestitures/acquisitions	-	($853)	$3

EARNINGS PER COMMON SHARE INFORMATION:
Weighted average common shares outstanding - basic	5,522	5,537	5,562
Dilutive effect of employee equity incentive plans	77	28	10
Dilutive effect of convertible debt	51	51	51
Weighted average common shares outstanding - diluted	5,650	5,616	5,623

STOCK BUYBACK:
Shares repurchased	-	88	-
Cumulative shares repurchased (in billions)	3.4	3.4	3.3
Remaining dollars authorized for buyback (in billions)	$5.7	$5.7	$7.4

OTHER INFORMATION:
Employees (in thousands)	79.8	80.8	83.9

INTEL CORPORATION
SUPPLEMENTAL OPERATING GROUP RESULTS
($ in millions)

	Three Months Ended			Twelve Months Ended
	Q4 2009	Q3 2009	Q4 2008	Q4 2009	Q4 2008
Net Revenue
PC Client Group
Microprocessor revenue	$5,881	$5,217	$4,844	$19,914	$21,516
Chipset, motherboard and other revenue	1,877	1,839	1,305	6,262	6,451
	7,758	7,056	6,149	26,176	27,967
Data Center Group
Microprocessor revenue	1,703	1,378	1,197	5,301	5,126
Chipset, motherboard and other revenue	321	298	294	1,147	1,464
	2,024	1,676	1,491	6,448	6,590

Other Intel Architecture groups	412	338	371	1,402	1,763
Intel Architecture group revenue	10,194	9,070	8,011	34,026	36,320

Other operating groups	366	282	138	969	578
Corporate	9	37	77	132	688
TOTAL NET REVENUE	$10,569	$9,389	$8,226	$35,127	$37,586

Operating income (loss)
PC Client Group	$3,340	$2,246	$1,733	$7,587	$9,419
Data Center Group	972	627	443	2,299	2,135
Other Intel Architecture groups	11	(54)	(69)	(181)	(63)
Intel Architecture group operating income	4,323	2,819	2,107	9,705	11,491

Other operating groups	(22)	(74)	(296)	(284)	(1,041)
Corporate	(1,804)	(166)	(272)	(3,710)	(1,496)
TOTAL OPERATING INCOME	$2,497	$2,579	$1,539	$5,711	$8,954

At the end of 2009, we reorganized our business to better align our major product groups around the core competencies of Intel architecture and our manufacturing operations. Our operating groups shown above are comprised of the following:

• PC Client Group: Microprocessors and related chipsets and motherboards designed for the desktop, notebook, and netbook market segments, and wireless connectivity products.
• Data Center Group: Microprocessors and related chipsets and motherboards designed for the server, workstation, and storage computing market segments, and wired network connectivity products.
• Other Intel Architecture Groups consists of the following groups, whose product lines are based on Intel architecture:
• Embedded and Communications Group: Intel architecture-based products as solutions for embedded applications.
• Digital Home Group: Intel architecture-based products for next-generation consumer electronics.
• Ultra-Mobility Group: Low power Intel architecture-based products for the next-generation handheld market segment.
• Other Operating Groups: NAND Solutions Group, Wind River Software Group, Software and Services Group, and Digital Health Group.

Corporate: Revenue, expenses and charges such as:
• Results related to our NOR flash memory and cellular and handheld businesses, which have been divested.

• Charges of $1.45 billion (€1.06 billion) as result of the fine from the European Commission and $1.25 billion as a result of our settlement agreement with AMD.

• Amounts included within restructuring and asset impairment charges.

• A portion of profit-dependent compensation and other expenses not allocated to the operating groups.

• Results of operations of seed businesses that support our initiatives and acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains non-GAAP financial measures that exclude the charge incurred in the fourth quarter of 2009 as a result of the settlement agreement with Advanced Micro Devices, Inc. (AMD) in the amount of $1.25 billion, a charge incurred in the second quarter of 2009 as a result of the European Commission (EC) fine in the amount of €1.06 billion, or about $1.45 billion, and a charge incurred during the fourth quarter of 2008 as a result of an impairment of our investments in Clearwire Corp. in the amount of $938 million. These non-GAAP measures also exclude the associated impacts of the AMD settlement and the Clearwire impairments on our tax provision. The EC fine did not impact the income tax provision because it was not tax deductible.

The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show the reader, how our performance compares to other periods. Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

In the GAAP results in this earnings release the AMD settlement charge is presented separately within operating expenses for the three and twelve months ended December 26, 2009 and the EC fine charge is presented separately within operating expenses for the twelve months ended December 26, 2009.

	(In millions, except per-share amounts)
	Three Months Ended		Twelve Months Ended
	Dec. 26,	Dec. 27,	Dec. 26,	Dec. 27,
	2009	2008	2009	2008

GAAP OPERATING INCOME	$2,497	$1,539	$5,711	$8,954
Adjustment for:
AMD settlement	1,250	-	1,250	-
EC fine	-	-	1,447	-
OPERATING INCOME EXCLUDING ADJUSTMENTS	$3,747	$1,539	$8,408	$8,954

GAAP NET INCOME	$2,282	$234	$4,369	$5,292
Adjustment for:
AMD settlement	1,250	-	1,250	-
EC fine	-	-	1,447	-
2008 Impairment of investments in Clearwire	-	938	-	938
Income tax impacts	(438)	(328)	(438)	(328)
NET INCOME EXCLUDING ADJUSTMENTS	$3,094	$844	$6,628	$5,902

GAAP DILUTED EARNINGS PER COMMON SHARE	$0.40	$0.04	$0.77	$0.92
Adjustment for:
AMD settlement	0.22	-	0.22	-
EC fine	-	-	0.26	-
2008 Impairment of investments in Clearwire	-	0.17	-	0.17
Income tax impacts	(0.07)	(0.06)	(0.08)	(0.06)
DILUTED EARNINGS PER COMMON SHARE EXCLUDING ADJUSTMENTS	$0.55	$0.15	$1.17	$1.03